UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069

(Address Of Principal Executive Offices)

(847) 948-1684

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

Holiday RV Superstores, Inc. (the “Company”) and its subsidiaries have entered into negotiations with its senior lender, Bank of America, N.A. (“Bank of America”) to amend the Amended and Restated Loan and Security Agreement and the amendments thereto (the “Amended Loan Agreement”). The Company is seeking an amendment whereby Bank of America agrees to refrain from exercising any rights and remedies available under the Amended Loan Agreement by virtue of the Company’s material defaults thereunder. Pursuant to Bank of America’s previous agreement, the Third Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement Extension, its agreement to forbear from exercising its rights under the Amended Loan Agreement expired on October 31, 2002. To date, Bank of America has not exercised its rights. However, should the Company be unable to reach an agreement with Bank of America or to refinance its current credit facility, Bank of America could call the loan, which could have a material adverse effect on the Company and raise substantial doubt about the Company’s ability to continue as a going concern and to achieve its intended business objectives. There can be no assurance that the Company will be able to reach an agreement with Bank of America or to refinance the credit facility. As of October 31, 2002, the Company owes Bank of America $16.4 million under the Amended Loan Agreement.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     None

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 5th day of November, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officerh

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